UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 08, 2023

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Universal Insurance Holdings, Inc. (the “Company”) on June 13, 2023 (the “Initial Form 8-K”). The Initial Form 8-K was filed to report the results of the Company’s 2023 Annual Meeting of Shareholders held on June 8, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future shareholder advisory votes on named executive officers’ compensation (i.e., “say on pay” votes).

Item 5.07 Submission of Matters to a Vote of Security Holders

Consistent with the recommendation of the Company’s Board of Directors (the “Board”) as set forth in the Company’s proxy statement for the 2023 Annual Meeting, a majority of shares cast at the 2023 Annual Meeting voted in favor conducting “say on pay” votes on an annual basis. In light of this result and in accordance with the Board’s recommendation, the Board has determined that the Company will conduct “say on pay” votes on an annual basis until the next required shareholder advisory vote regarding the frequency of such votes in 2029.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2023	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer